SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

                                          Date of Report (Date of earliest event reported): June 27, 2003

ONLINE RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-26123	52-1623052

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7600 Colshire Drive, McLean, VA 22102

(Address of principal executive offices) (Zip Code)

                                          Registrant’s telephone number, including area code: (703) 394-5100

Item 5. Other Events.

     In connection with the filing of the Company’s registration statement on Form S-3 (the “Registration Statement”) concurrently with the filing of this Form 8-K and as part of obtaining the consent of Ernst & Young LLP to the incorporation by reference into the Registration Statement of its audit report contained in the annual report of Online Resources Corporation (the “Company”) on Form 10-K for the fiscal year ended December 31, 2002, as amended (the “2002 Form 10-K”), applicable rules of the Securities and Exchange Commission require the Company to revise those financial statements to appropriately reflect Statement of Financial Accounting Standards No. 145 (“SFAS 145”), which became effective for the Company’s fiscal year beginning on January 1, 2003. SFAS 145 requires that any gain or loss on extinguishment of debt that was classified as an extraordinary item in prior periods presented that does not meet the criteria in Accounting Principles Board Opinion No. 30 for classification as an extraordinary item be reclassified.

     On May 22, 2001 and May 24, 2001, the Company paid $2.2 million to repurchase $3,000,000 and $500,000, respectively, of convertible subordinated notes in privately negotiated transactions. After $289,000 of debt issuance costs were written off, the Company recognized an extraordinary gain of $1.1 million as a result of the transactions. As a result of SFAS 145, the Company has reclassified the extraordinary item to “Other (expense) income” in the 2001 statement of operations. This reclassification has no impact on the Company’s income from operations or net income. Other than as described above, the audited financial statements for fiscal years ended December 31, 2002, 2001 and 2000 contain no adjustments to or other changes from the financial statements audited by Ernst & Young LLP for those fiscal years included in the 2002 Form 10-K.

     The Company is filing this Form 8-K to make its revised audited financial statements for each of its fiscal years ended December 31, 2002, 2001 and 2000 publicly available and to update the disclosures in Items 6, 7 and 8 of the Company’s Form 10-K for each of those fiscal years to reflect the changes in the financial statements for 2001. All other portions of each Form 10-K are unchanged and none of the other information contained in any of the Company’s Forms 10-K has been updated.

Item 7. Financial Statements and Exhibits.

(c)  Exhibits.

23.1	Consent of Ernst & Young LLP

99.1	Revised disclosures in Items 6, 7 and 8 of the Company’s Form 10-K for the fiscal years ended December 31, 2002, 2001 and 2000

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONLINE RESOURCES CORPORATION (Registrant)

Date: June 27, 2003	By: /s/ Catherine A. Graham Name: Catherine A. Graham Title: Executive Vice President, Chief Financial Officer and Secretary

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EXHIBIT INDEX

Exhibit
Number	Description

23.1	Consent of Ernst & Young LLP

99.1	Revised disclosures in Items 6, 7 and 8 of the Company’s Form 10-K for the fiscal years ended December 31, 2002, 2001 and 2000

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